EXHIBIT 10.134

                                ADDENDUM - No. 4
                           AMENDMENT TO & EXTENSION OF
                         STANDARD INDUSTRIAL COMMERCIAL
                     MULTI-TENENT LEASE - GROSS LEASE OF THE
                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
                            EXECUTED 15 OCTOBER 2002

1.    Basic Provisions ("Basic Provisions").

      1.1 Parties: This Lease ("Lease") Extension, dated for reference purpose only September 15, 2005, is made and between Del Mar Avionics, a California Corporation ("Lessor") and HiEnergy Technologies, Inc. ("Lessee").

      1.2(a) Revised Premises: That certain portion of t he project as defined below known by the street address at 1601-B Alton Parkway, City of Irvine, County of Orange, State of California with zip code 92606, as outlined in Exhibit A attached hereto ("Premises") and generally described as: approximately seventeen thousand (17,000) square foot portion of a larger site approximately 124,000 square feet freestanding building, most all of which is provided with year-round air conditioning, parking, spaces for automobiles in accordance with City of Irvine employment dictates for employees, access to truck docking as needed for deliveries and immediate access to a large trash service dumpster.

      1.2(b) Parking: 24 unreserved parking spaces.

      1.3 Term: 1 year and 0 months (second term) commencingOctober 15, 2005.

      1.4 Early Possession: Not applicable.

      1.5 Base Rent: $17,590.50 consisting of three special indoor air conditioned office areas, and a radiation secure area, with overhead HVAC, totaling 13,262 square feet at $1.20 per square for or $1.10 per square foot (see table, Exhibit B) plus one outdoor walled-in test area at $1,200 per month, the latter outdoor facility being authorized by the Lessor on a month-to-month 30-day notice to vacate.

      1.6 Proposed Addition Areas for Lessee by Lessor are indicated on Exhibit A, attached hereto, by the circled numbers 2 and 4 and, if activated by Lessee during the lease period, will be billed at $.90 per square foot, per month, and be formalized by a modification to this basic lease prepared by Lessor.

      1.7 Lessee's Share of Common Area Operating Expense: 13% share - is included in overall rent; and is included in the listed overall rent is the electric power bill for the Lessee's various areas of operation which, starting October 15 and henceforth, will be metered as used each month by Lessee and will be billed to Lessee for payment the month following.

      1.7 Base Rent and Other Monies applicable to the new lease term starting October 15, 2005, when one-half of that month's rent becomes due and payable on or before October 15, 2005. Each month thereafter each month's rent will be due on the first of each month.

      1.8 Agreed Use: General office and lab space for a product development and product testing facility.

Del Mar Avionics                            HiEnergy Technologies
Landlord                                    Tenant

                                            /s/ Bogdan Castle Maglich   10/14/05
---------------------------    -------      -------------------------   --------
Bruce Del Mar, President       date         Bogdan Castle Maglich,      date
                                            Ph. D., President